UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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of the Securities Exchange Act of 1934 (Amendment No.  )

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ICON ECI Fund Fifteen, L.P.

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ICON ECI FUND FIFTEEN, L.P.
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

April 24, 2017

Dear Limited Partners:

ICON GP 15, LLC, a Delaware limited liability company and the general partner (the “General Partner”) of ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”), is asking for your consent to amend and restate the Limited Partnership Agreement of Fund Fifteen (the “Partnership Agreement”) in order to amend the definition of “operating period” to allow for the shortening of the operating period of Fund Fifteen in the sole and absolute discretion of the General Partner (the “Partnership Agreement Amendment”).

The Partnership Agreement Amendment is explained in the enclosed consent solicitation statement (the “Consent Solicitation Statement”). We urge you to read the enclosed materials carefully. If you have any questions or need assistance, please call Mediant Communications, Inc. (“Mediant”), who was retained by Fund Fifteen to assist in the solicitation of consents, at (844) 201-2048, or Fund Fifteen’s Investor Relations department at (800) 343-3736.

The period during which consents will be solicited pursuant to the Consent Solicitation Statement will begin on the date hereof and will continue until May 24, 2017, unless extended by the General Partner, in its sole discretion, to a later date, which date will not be later than June 13, 2017 (the “Solicitation Period”). Consent Forms received prior to 5:00 p.m. Eastern Time, on the last day of the Solicitation Period will be effective, provided such Consent Form has been properly executed.

The General Partner believes that it is in the best interests of the Limited Partners for the General Partner to have the ability to end the operating period of Fund Fifteen earlier than currently allowed pursuant to the Partnership Agreement given the challenges that Fund Fifteen has experienced and is continuing to experience with its investment objectives. If the Partnership Agreement Amendment is approved, the General Partner will end Fund Fifteen’s operating period and commence Fund Fifteen’s liquidation period. As a result, the General Partner will have more flexibility to try to maximize the value of Fund Fifteen’s portfolio for the benefit of Fund Fifteen’s Limited Partners.

The General Partner recommends that you vote “FOR” the Partnership Agreement Amendment in order to amend the definition of “operating period.”

Your vote is very important. Because approval of the Partnership Agreement Amendment requires consent of the Limited Partners owning more than 50% of the aggregate issued and outstanding limited partnership interests (the “Interests”) as of the close of business on the record date for the consent solicitation, a failure to consent will have the same effect as a vote against the Partnership Agreement Amendment. Only those Limited Partners who held Interests at the close of business on April 24, 2017, the record date, and are entitled to consent to the Partnership Agreement Amendment, will receive notice of and consent to the Partnership Agreement Amendment.

IF YOU OWN INTERESTS IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ACCOUNT IN ORDER FOR ALL YOUR INTERESTS TO BE VOTED.

Enclosed are a Consent Form and a self-addressed stamped envelope for your convenience. You may also vote (i) by telephone to Mediant at (866) 834-5340; or (ii) online at www.proxypush.com/icon. Please vote on the Partnership Agreement Amendment using one of these methods as soon as possible. Your timely consent is very important.

Very truly yours,

Michael A. Reisner and Mark Gatto
Co-Chief Executive Officers and Co-Chairmen
ICON Capital, LLC, the sole member of ICON GP 15,
LLC, the General Partner

New York, New York
April 24, 2017

ICON ECI FUND FIFTEEN, L.P.
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

CONSENT SOLICITATION STATEMENT

April 24, 2017

THE CONSENT SOLICITATION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME,
ON MAY 24, 2017, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED,
THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR
TO THE EXPIRATION OF THE SOLICITATION PERIOD.

This Consent Solicitation Statement contains information related to the proposed amendment to the Limited Partnership Agreement (the “Partnership Agreement”) of ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”) in order to amend the definition of “operating period” to provide for the ability of the General Partner to shorten the operating period of Fund Fifteen in the sole and absolute discretion of the General Partner (the “Partnership Agreement Amendment”).

This Consent Solicitation Statement is being furnished to Limited Partners of Fund Fifteen to solicit their approval of the Partnership Agreement Amendment. Fund Fifteen was formed in September 2010 to make investments in domestic and international businesses, which investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by business-essential equipment and corporate infrastructure (collectively, “Capital Assets”). Fund Fifteen offered its limited partnership interests (the “Interests”) from June 2011 to June 2013. Fund Fifteen is currently in its operating period, which began in June 2013 and was expected to last for approximately five years, unless extended by the General Partner for up to an additional three years.

As of April 24, 2017, there were approximately 197,385 Interests outstanding, held by 4,675 Limited Partners. As of December 31, 2016, total partners’ equity was $111,207,819. Fund Fifteen’s equipment financing business has encountered significant challenges over the past several years. Specifically, Fund Fifteen continues to suffer from (1) an unprecedented and prolonged weakness in global shipping and offshore markets and (2) increasing competition over the last few years from larger alternative lenders that had not historically competed with Fund Fifteen for investment opportunities. These challenges, along with the increasing costs associated with managing a public limited partnership, have made it increasingly difficult to operate Fund Fifteen in the same manner that it has operated under since inception.

As a result, the General Partner believes it is in the best interests of the Limited Partners to amend the definition of the “operating period” in order to provide the General Partner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Fifteen’s investment portfolio in order to try to maximize returns and distribute capital to the Limited Partners, rather than having to reinvest proceeds received from existing investments in the current challenging environment. In order to provide this flexibility, Fund Fifteen’s Partnership Agreement must be amended, as set forth in the form of Amended and Restated Limited Partnership Agreement attached hereto as Appendix A, and which will become the Limited Partnership Agreement of Fund Fifteen if the Partnership Agreement Amendment is approved by the required vote of Limited Partners. If the Partnership Agreement Amendment is approved, the General Partner will end Fund Fifteen’s operating period and commence Fund Fifteen’s liquidation period.

This Consent Solicitation Statement is first being sent or given to Limited Partners on or about April 24, 2017.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

In this Consent Solicitation Statement, the “General Partner,” “we,” “us” and “our” refer to ICON GP 15, LLC, the General Partner of Fund Fifteen and a wholly-owned subsidiary of ICON Capital, LLC.

Q:	Why are we seeking your consent?
A:	We are seeking your consent to approve an amendment to the Partnership Agreement of Fund Fifteen so that we can amend the definition of “operating period” to provide us with the ability to shorten the operating period in our sole and absolute discretion. If the Partnership Agreement Amendment is approved, the General Partner will end Fund Fifteen’s operating period and commence Fund Fifteen’s liquidation period.
Q:	Why are we recommending the amendment to the definition of the “operating period”?
A:	As of December 31, 2016, total partners’ equity was $111,207,819. Fund Fifteen’s equipment financing business has encountered significant challenges over the past several years. As a result, the General Partner believes it is in the best interests of the Limited Partners to amend the definition of the “operating period” in order to provide the General Partner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Fifteen’s investment portfolio in order to try to maximize returns and distribute capital to the Limited Partners, rather than having to reinvest proceeds received from existing investments in the current challenging environment.
Q:	If I vote in favor of the Partnership Agreement Amendment, what will change with respect to my Interests in Fund Fifteen?
A:	If you vote in favor of the Partnership Agreement Amendment, nothing will change with respect to your Interests in Fund Fifteen. However, the General Partner will now have the ability to shorten the operating period and begin the liquidation period for Fund Fifteen earlier than currently permitted in order to try to maximize the value to you and the other Limited Partners.
Q:	If I vote in favor of the Partnership Agreement Amendment, will the timing of my monthly distributions be affected?
A:	Not immediately. We currently expect that regular monthly distributions will continue until the General Partner declares Fund Fifteen to be in its liquidation period. Once Fund Fifteen enters its liquidation period, the payment of distributions will vary, depending on the timing of the sale of Fund Fifteen’s assets and/or the maturity of its investments, and Fund Fifteen’s receipt of income from its investments.
Q:	What are the potential advantages to me if the Partnership Agreement Amendment is approved?
A:	If the Limited Partners approve the change in the definition of the operating period, the General Partner will cause Fund Fifteen to enter the liquidation period and as a result, have the flexibility to negotiate and close one or more favorable transactions that, in the aggregate, may result in the sale of all or substantially all of the assets of Fund Fifteen without having to seek additional Limited Partner approval once one or more potential transactions are negotiated. If the Partnership Agreement Amendment is not approved, the General Partner will be required to seek Limited Partner approval in order to seek to liquidate all or substantially all of the assets of Fund Fifteen during the ongoing operating period. If the General Partner is able to find one or more favorable transactions that, in the aggregate, would result in the sale of all or substantially all of the assets of Fund Fifteen, a delay caused as a result of the Limited Partners needing to approve such sale during the operating period could delay or even derail such a transaction or series of transactions.
Q:	What are the potential disadvantages to me if the Partnership Agreement Amendment is approved?
A:	If the Partnership Agreement Amendment is approved, the General Partner will not be required to seek Limited Partner approval in order to enter the liquidation period and begin an orderly liquidation of all or substantially all of the assets of Fund Fifteen and the Limited Partners would not have the ability to approve the sale of all or substantially all of Fund Fifteen’s assets. The lack of the ability to approve or disapprove of any such sale could result in a transaction or series of transactions that might not be as favorable to the Limited Partners as could be found if the General Partner was required to seek the approval of the Limited Partners for such a transaction or series of transactions. However, the General Partner still has a fiduciary duty to the Limited Partners to seek a transaction or multiple transactions that would be in the best interests of the Limited Partners.
Q:	When would the Partnership Agreement Amendment become effective?
A:	The Partnership Agreement Amendment would become effective immediately upon receiving the required consent of the Limited Partners.
Q:	What happens if the Partnership Agreement Amendment is not approved?
A:	If the Partnership Agreement Amendment is not approved, the Partnership Agreement will continue to exist as is and the General Partner will be required to get Limited Partner approval in order to sell all or substantially all of Fund Fifteen’s assets during the operating period.
Q:	Who is entitled to vote by consent on the Partnership Agreement Amendment?
A:	As of the close of business on April 24, 2017, the record date, Fund Fifteen had 4,675 Limited Partners owning 197,385 Interests. Only those Limited Partners who held Interests at the close of business on the record date, and are entitled to consent to the Partnership Agreement Amendment, will receive notice of and consent to the Partnership Agreement Amendment.
Q:	How do I vote?
A:	To vote on the Partnership Agreement Amendment, each Limited Partner may mark the Consent Form to vote “FOR,” “AGAINST” or to “ABSTAIN” with respect to the Partnership Agreement Amendment and then sign and return the completed Consent Form in the enclosed postage prepaid envelope. You may also vote on the Partnership Agreement Amendment (i) by telephone to Mediant Communications, Inc. (“Mediant”) at (866) 834-5340; or (ii) online at www.proxypush.com/icon.
Q:	Can I change my vote after I submit my Consent Form?
A:	Yes. Even after you have submitted your Consent Form, you may change your vote at any time before the expiration of the Solicitation Period by submitting a properly executed, later dated Consent Form or by giving Fund Fifteen a notice of revocation.
Q:	What is the required vote to approve the Partnership Agreement Amendment?
A:	The affirmative consent of the Limited Partners owning more than 50% of the aggregate issued and outstanding Interests as of the close of business on April 24, 2017, the record date, is required to approve the Partnership Agreement Amendment.

As of the record date, 197,385 Interests of Fund Fifteen were issued and outstanding and 196,141 Interests were entitled to vote. Accordingly, Limited Partners owning more than 98,693 Interests must vote “FOR” the Partnership Agreement Amendment in order for the Partnership Agreement Amendment to be approved.

Q:	Who will pay the costs incurred in soliciting consents?
A:	Fund Fifteen will pay all of the costs and expenses related to the preparation, filing, printing and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the Partnership Agreement Amendment. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit your consent on Fund Fifteen’s behalf in person or by telephone, fax or other electronic means. None of these directors, officers and employees will receive any extra compensation for doing this but Fund Fifteen will reimburse them for their out-of-pocket expenses.

Fund Fifteen has retained Mediant to assist in the solicitation of consents, and Mediant will receive fees and reimbursement of out-of-pocket expenses of approximately $40,000 in the aggregate for providing such assistance.

Q:	Who is soliciting my consent?
A:	We are sending you this Consent Solicitation Statement in connection with our solicitation of consents to amend the Partnership Agreement in order to revise the definition of “operating period.”
Q:	What should I do if I have questions?
A:	If you have any questions about this consent solicitation, the Partnership Agreement Amendment or this Consent Solicitation Statement, or would like additional copies of this Consent Solicitation Statement or the Consent Form, you should contact our information agent, Mediant, toll-free at (844) 201-2048, or Fund Fifteen’s Investor Relations department at (800) 343-3736.
Q:	Where can I find the voting results of the consent solicitation?
A:	Fund Fifteen expects to disclose final results of the consent solicitation in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the end of the Solicitation Period.

THE CONSENT SOLICITATION

Fund Fifteen is a direct financing fund that primarily makes investments in domestic and international businesses, which investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets utilized by such companies to operate their businesses, as well as other strategic investments in or collateralized by Capital Assets that the General Partner believes will provide Fund Fifteen with a satisfactory, risk-adjusted rate of return.

In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount Fund Fifteen lends to borrowers. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of investments in leased Capital Assets that decline in value at a slow rate due to the long economic life of such Capital Assets, Fund Fifteen expects that it will generate sufficient net proceeds at the end of the investment from the sale or re-lease of such Capital Assets to provide a return of and a return on Fund Fifteen’s investment. In the case of operating leases, Fund Fifteen expects most, if not all, of the return of and the return on such investments to be realized upon the sale or re-lease of the Capital Assets. For leveraged leases, Fund Fifteen expects the rental income it receives to be less than the purchase price of the Capital Assets because Fund Fifteen will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets.

In some cases, Fund Fifteen may acquire equity interests, as well as warrants or other rights to acquire equity interests, in the borrower or lessee that may increase the expected return on its investments.

The life of Fund Fifteen is divided into three distinct phases:

(1) Offering Period:  The period during which Fund Fifteen offered and sold Interests to investors. Fund Fifteen invested most of the net proceeds from the sale of Interests in Capital Assets. The offering period ended on June 6, 2013.

(2) Operating Period:  After the close of the offering period, Fund Fifteen has been reinvesting the cash generated from its initial investments to the extent that cash is not needed for its expenses, reserves and distributions to Limited Partners. Fund Fifteen currently anticipates that the operating period will end five years from the end of its offering period. However, the operating period will end earlier than currently anticipated if the Partnership Agreement Amendment is approved by the required consent of Limited Partners. In the General Partner’s discretion, however, Fund Fifteen’s operating period can be extended for up to an additional three years. The operating period began on June 7, 2013.

(3) Liquidation Period:  After the operating period, Fund Fifteen will then sell its assets and/or let its investments mature in the ordinary course of business. The goal is to complete the liquidation period within two years after the end of the operating period, but it may take longer to do so.

At December 31, 2016 and 2015, total partners’ equity was $111,207,819 and $122,925,384, respectively. Net income attributable to Fund Fifteen for the year ended December 31, 2016 was $248,749. Net loss attributable to Fund Fifteen for the year ended December 31, 2015 was $10,505,036.

Fund Fifteen’s equipment financing business has encountered significant challenges over the past several years. Specifically, Fund Fifteen continues to suffer from (1) an unprecedented and prolonged weakness in global shipping and offshore markets and (2) increasing competition over the last few years from larger alternative lenders that had not historically competed with Fund Fifteen for investment opportunities. These challenges, along with the increasing costs associated with managing a public limited partnership, have made it increasingly difficult to operate Fund Fifteen in the same manner that it has operated under since inception.

As a result, the General Partner believes it is in the best interests of the Limited Partners to amend the definition of the “operating period” in order to provide the General Partner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Fifteen’s investment portfolio in order to try to maximize returns and distribute capital to the Limited Partners, rather than having to reinvest proceeds received from existing investments in the current challenging environment. In order to provide this flexibility, Fund Fifteen’s Partnership Agreement must be amended, as set forth below. If the Partnership Agreement Amendment is approved, the General Partner will end Fund Fifteen’s operating period and commence Fund Fifteen’s liquidation period.

The Partnership Agreement Amendment.  If the Partnership Agreement Amendment is approved, the Partnership Agreement will be amended and restated to amend Section 17 — Definitions — “Operating Period.” This change is reflected in the form of Amended and Restated Limited Partnership Agreement attached hereto as Appendix A.

Section 17 of the Partnership Agreement sets forth the defined terms used in the Partnership Agreement and will be amended as follows (additions shown in underline and the deletions shown by strikethrough):

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be ~~extended, by notice to the Partners, at the sole and absolute discretion of the GP for a further period of not more than an additional 36 months~~shortened, or extended for up to three years, each in the sole and absolute discretion of the GP with notice to the Partners.

In accordance with Section 14.2 of the Partnership Agreement, no amendment to the Partnership Agreement, including the Partnership Agreement Amendment proposed herein, will “increase the liability of any Partner or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Interests owned) any Partner’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby.” Accordingly, your liability as a Limited Partner of Fund Fifteen will not be increased in any way as a result of the Partnership Agreement Amendment and the Partnership Agreement Amendment will not adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Interests owned) your share of distributions of cash or allocations of Profits and Losses for tax purposes or of any investment tax credit amounts of Fund Fifteen.

Vote Required to Approve the Partnership Agreement Amendment.  The Partnership Agreement Amendment requires the affirmative consent of the Limited Partners owning more than 50% of the aggregate issued and outstanding Interests as of the close of business on the record date. As of the close of business on April 24, 2017, the record date for this consent solicitation, there were 197,385 Interests issued and outstanding and 196,141 Interests were entited to vote. Therefore, consents from Limited Partners owning more than 98,693 Interests must be received prior to the expiration of the Solicitation Period in order to approve the Partnership Agreement Amendment.

As of April 24, 2017, no directors or officers of the General Partner own any of Fund Fifteen’s equity securities. The following table sets forth, as of April 24, 2017, the beneficial ownership of each person who is known by Fund Fifteen to beneficially own 5% or more of the outstanding Interests:

Name of Beneficial Owner	Number of Interests Owned Beneficially(1)	Percentage(2)
The Louise Herrington Ornelas Trust DTD 3/3/2006	10,000	5.1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Ownership information for those persons who beneficially own 5% or more of Fund Fifteen’s Interests is solely based upon information furnished by Fund Fifteen’s transfer agent.
(2)	Based on a total of 197,385 Interests issued and outstanding on April 24, 2017.

Recommendation of the General Partner.  The General Partner recommends that the Limited Partners approve the Partnership Agreement Amendment because the flexibility obtained will provide the General Partner with the ability to begin to orderly liquidate Fund Fifteen’s investment portfolio in order to try to maximize returns and distribute capital to the Limited Partners, rather than having to reinvest proceeds received from existing investments in the current challenging environment.

The General Partner recommends that you vote “FOR” the Partnership Agreement Amendment in order to revise the definition of “operating period.”

Voting Procedures.  This Consent Solicitation Statement, together with the accompanying Consent Form, is being distributed to you to solicit your consent with respect to the Partnership Agreement Amendment.

In order for the Partnership Agreement Amendment to be approved, Limited Partners owning more than 50% of the issued and outstanding Interests must vote for “FOR” the Partnership Agreement Amendment prior to the expiration of the Solicitation Period. The Solicitation Period is the time period during which Limited Partners may vote for or against or abstain from voting with respect to the Partnership Agreement Amendment. The Solicitation Period will commence on the date hereof and will continue until May 24, 2017, unless extended by the General Partner, in its sole discretion, to a later date, which date will not be later than June 13, 2017. Any Consent Form received prior to 5:00 p.m., Eastern Time, on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly executed.

A signed Consent Form that is returned without indicating a vote will be voted “FOR” the Partnership Agreement Amendment. Limited Partners who fail to return a signed Consent Form or fail to vote using another method of voting set forth herein by the end of the Solicitation Period or who abstain with respect thereto will be counted as voting “AGAINST” the Partnership Agreement Amendment. Failure to return a signed Consent Form or an abstention or a vote against the Partnership Agreement Amendment may cause the Partnership Agreement Amendment to not become effective.

No Meeting to Be Held.  We have not scheduled a special meeting of Fund Fifteen’s Limited Partners to discuss or vote on the Partnership Agreement Amendment or this Consent Solicitation Statement. We intend to actively solicit the support of Fund Fifteen’s Limited Partners for the Partnership Agreement Amendment and, subject to applicable federal and state securities laws, answer questions about the Partnership Agreement Amendment and this Consent Solicitation Statement and explain the reasons for our recommendation that the Limited Partners vote to approve the Partnership Agreement Amendment.

Expenses of the Consent Solicitation.  Fund Fifteen will pay all of the costs and expenses related to the preparation, filing, printing and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the Partnership Agreement Amendment. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit your consent on Fund Fifteen’s behalf in person or by telephone, fax or other electronic means.

Fund Fifteen has retained Mediant to assist us in the solicitation of consents, and Mediant will receive fees and reimbursement of out-of-pocket expenses of approximately $40,000 in the aggregate for providing such assistance.

BY ORDER OF THE GENERAL PARTNER OF FUND FIFTEEN

MICHAEL A. REISNER AND MARK GATTO

Co-Chief Executive Officers and Co-Chairmen
ICON Capital, LLC, the sole member of ICON GP 15,
LLC, the General Partner of Fund Fifteen

April 24, 2017

Appendix A

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

ICON ECI FUND FIFTEEN, L.P.

This Amended and Restated Limited Partnership Agreement of ICON ECI Fund Fifteen, L.P., is executed as of the [  ] day of [  ], 2017 by its General Partner, ICON GP 15, LLC (the “GP”), and ICON Capital, LLC (formerly, ICON Capital Corp.), its Initial Limited Partner (“LP” or “Initial Partner”).

WITNESSETH:

WHEREAS, ICON ECI Fund Fifteen, L.P. (the “Partnership”) was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership filed on September 23, 2010, under and pursuant to the Delaware Act on the following terms and conditions.

WHEREAS, the Partnership’s limited partners, by consent of a Majority Interest, determined to amend and restate this Agreement in its entirety.

NOW, THEREFORE, this Agreement shall be amended and restated in its entirety as set forth below:

Section 1. Establishment of the Partnership.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. Name, Principal Office and Address.

2.1 Legal Name and Address.

The name of the Partnership is “ICON ECI Fund Fifteen, L.P.” The principal office and place of business of the Partnership shall be located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011 or at such other address as the GP may from time to time determine and specify by written notice to the Partners. The Partnership may also maintain such other offices and places of business as the GP may deem advisable at any other place or places within the United States and, in connection therewith, the GP shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The GP may change the registered office and the registered agent of the Partnership, with written notice to the Partners.

2.2 Address of Partners.

The principal place of business of the GP and the places of residence of the other Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of residence by giving Notice of such change to the Partnership (and, in the case of the GP, by also giving Notice thereof to all of the Partners), which Notice shall become effective five (5) days after receipt.

Section 3. Purposes and Powers.

3.1 Purposes.

The Partnership has been organized for the purposes of: (a) financing, refinancing, acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Capital Assets and any other type of direct or indirect interest (including making and/or investing in loans secured by Capital Assets, and residual interests, which encompass, among other things, the right to Capital Asset rental and sales proceeds after the payoff of debt associated with the Capital Asset) in Capital Assets and Leases of all kinds, (b) purchasing equity interests in entities that finance or own Capital Assets or entities financing or owning direct or indirect interests in Capital Assets; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2 Types of Assets.

The Capital Assets financed or invested in by the Partnership shall be selected from among new or used: (i) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other Capital Assets used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (iii) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (v) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (vi) any real property or leasehold or other interests in real property that are incidental to any Capital Assets or leases; and (vii) other types of Capital Assets that the GP believes may be an attractive investment, including future technology Capital Assets, custom made or specialized Capital Assets similar to those types of Capital Assets described above, data gathering Capital Assets and upgrades and retrofits to existing Capital Assets.

3.3 Powers.

In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

(a) to finance, refinance, acquire, invest in, lend against, purchase and/or make future commitments to purchase, own, lend against, acquire options to purchase, hold, lease, re-lease, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Capital Assets and interests therein;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements to make or acquire Investments;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the GP, in its sole and absolute discretion, shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.

Section 4. Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on September 23, 2010, and shall terminate at midnight on December 31, 2025, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5. Partners and Capital.

5.1 GP.

The GP, as the General Partner, has contributed $1.00, in cash, as its Capital Contribution to the Partnership. The GP may also purchase Interests in the Partnership, in such case the GP will be treated as a limited partner with respect to the purchased Interests.

5.2 Limited Partners.

(a) The Initial Partner shall contribute the sum of $1,000.00 in cash to the Partnership. On the first business day following the admission of additional Partners, the Initial Partner’s $1,000.00 Capital Contribution shall be returned, without interest, and it shall cease to be a Partner. The Partners hereby consent to the Initial Partner’s withdrawal of its Capital Contribution and waive any right, claim or action they may have against it by reason of its having been a Partner.

(b) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to the number of Interests outstanding on the Final Closing Date.

(c) Any Person desiring to become a limited partner shall execute and deliver to the GP a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the GP shall request, which other documents shall be in form and substance satisfactory to the GP, pursuant to which, among other things, such Person shall, subject to acceptance of his, her or its subscription by the GP, agree to be bound by all terms and provisions of this Agreement.

(d) Each limited partner shall make a Capital Contribution, in cash, in an amount equal to the Gross Interest Price to the capital of the Partnership for each Interest or fraction thereof purchased.

(e) Each eligible subscriber (other than a qualified participant in the DRIP Plan) must purchase a minimum of five (5) Interests.

(f) The GP and any Affiliate of the GP shall have the right to subscribe for Interests for its own account for investment purposes only; provided, however, that the aggregate number of Interests purchased by the GP and such Affiliates collectively shall not exceed ten percent (10%) of all Interests subscribed for by non-Affiliated Persons.

(g) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the GP that the Minimum Offering has been achieved, the GP shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Partner, the GP shall send or cause to be sent notice to such Partner in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as limited partners shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h) Subscriptions for Interests received after the Initial Closing Date shall promptly be accepted or rejected by the GP after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or cause to be sent to the subscriber. The GP retains the unconditional right to refuse to admit any subscriber as a limited partner.

(i) Each subscriber who is admitted to the Partnership as a limited partner shall, for all purposes of this Agreement, become and be treated as a limited partner as of the Closing Date on which such subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the GP and the receipt by the GP of all Subscription Monies payable in connection therewith.

(j) The name and address of each limited partner and the amount of the Capital Contribution made by such limited partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any limited partner to the Partnership for all purposes of this Agreement if such limited partner was duly and properly admitted to the Partnership as a result of such Closing.

(k) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania and the State of Tennessee whose Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $20,000,000 shall have been received and accepted), shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania and the State of Tennessee) or any Qualified Subscription Account, as the case may be, with respect to Interests purchased by any limited partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. If the number of Interests subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the GP to become a limited partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

5.3 Partnership Capital.

(a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b) Except as provided in the Partnership’s Repurchase Plan or Section 10.5 hereof, the Partnership shall not repurchase any Interests. No Partner shall have the right to withdraw or receive any return of such Partner’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

(c) Except as otherwise specifically provided herein, no Partner shall have priority over any other Partner as to: (i) the return of such Partner’s Capital Contribution or Capital Account; (ii) such Partner’s share of Profits and Losses; or (iii) such Partner’s share of distributions of Cash From Operations and Cash From Sales.

(d) Neither the GP nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Partner except to the extent as may be set forth in this Agreement.

5.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the GP and for each limited partner.

(b) The initial Capital Account balance of the General Partner shall be $1.00.

(c) The initial Capital Account balance of the Initial Partner shall be $1,000.00, representing the purchase of one Interest.

(d) The initial Capital Account balance of each Partner shall be the amount of such Partner’s Capital Contribution.

(e) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership; and (ii) allocations to such Partner of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(f) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the time or manner in which such Interests were acquired.

(g) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(h) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts may be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the GP determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership.

(j) Notwithstanding anything herein to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Partnership, in accordance with Treas. Reg. Section 1.701-1(b)(2)(iv)(q) such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

5.5 Additional Capital Contributions.

(a) The GP shall not be required to make any Capital Contributions in addition to its initial Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement and any obligations under the Delaware Act. No GP shall have any personal liability for the repayment of any Capital Contributions of any Partner.

(b) Provided that a limited partner acts in accordance with this Agreement, no limited partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise provided by mandatory provisions of applicable state law, a limited partner shall be liable only to make his or her Capital Contributions equal to the Gross Interest Price paid for such limited partner’s Interests pursuant to the Offering and shall not be required to lend any funds to the Partnership or, after his or her Capital Contributions have been made, to make any additional capital contributions to the Partnership.

5.6 Loans by Partners.

Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

5.7 No Right to Return of Capital.

No Partner shall be entitled to demand any distribution of or with respect to such Partner’s Capital Contribution or Capital Account.

Section 6. GP.

6.1 Extent of Powers and Duties.

(a) General.  Except as expressly limited by the provisions of this Agreement, the GP shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the GP shall provide such personnel and services as the GP, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of the general partner of a limited partnership to the extent permitted by Delaware law. The GP may employ on behalf of the Partnership, to the extent that it, in its sole judgment, shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership’s property, and/or the operation of the business of the Partnership. The GP may employ the services of its Affiliates to assist the GP in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount that is comparable and competitive with the compensation, price or fee that would be charged by non-Affiliates of the GP to render comparable services that could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the GP’s Affiliates are to receive compensation from the Partnership shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the GP’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner that is either more favorable to the GP’s Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

(b) Powers and Duties.

(i) General Duties.  The GP shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The GP shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Partners may not contract away the fiduciary duty owed to such Partners by the GP. The GP shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

(ii) General Powers.  The GP shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Partnership, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and to contract with others, including Affiliates, to do the same on behalf of the Partnership; (B) select and supervise the activities of any Investment management agents for the Partnership; (C) ensure the proper application of revenues of the Partnership; (D) maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Interests; (F) expend Partnership capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, Investments, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the GP, for all such purposes; (H) invest any and all funds held by the Partnership; (I) designate depositories of the Partnership’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Investments and other assets of the Partnership as security therefor; (K) hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees or other entities or agents of or for the Partnership; (L) establish Reserves; (M) ensure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and (N) take all such actions and execute all such documents, agreements and other instruments as the GP may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the GP were itself the owner thereof.

(iii) Authority to Admit Partners.  The GP shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the GP, to effect the admission of Partners, including, but not limited to, registering the Interests under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Interests for sale with state securities regulatory authorities.

(iv) Authority to Enter into the Dealer-Manager Agreement.  The GP shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Partnership, to assist the Dealer-Manager in making any and all necessary filings with FINRA to obtain a “no objections” determination from FINRA with respect to the Offering.

(v) Authority to Enter into Selling Dealer Agreements.  The GP shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with FINRA member broker-dealers selected by the Dealer-Manager.

(vi) Authority to Enter into the Escrow Agreement.  The GP shall have the authority to enter into, on its own behalf and on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania and the State of Tennessee until Subscription Monies for $20,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the GP may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii) Authority to Contract for Insurance.  The GP shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the GP, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the

Partnership, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the GP and any Affiliate of the GP and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Partnership is not increased thereby.

(viii) Authority to Enter into Certain Transactions in Its Own Name.  The GP shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, that the Partnership will not acquire Capital Assets from any Fund, except as expressly provided in this Agreement.

(ix) Authority to Enter into Joint Ventures.  The GP shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(d), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the GP deems necessary or appropriate.

(x) Authority to Reinvest.  During the Operating Period (and the Liquidation Period, to the extent the GP determines it would benefit Partners), the GP may reinvest all or a substantial portion of the Partnership’s Cash Flow in additional Investments in furtherance of, and consistent with, the Partnership’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi) Authority to Adopt a Distribution Reinvestment Plan. The GP shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Partnership.

(c) Delegation of Powers; Authority to Enter into the Investment Management Agreement.  Except as otherwise provided under this Agreement or by law, the GP may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates). The GP shall have the authority to enter into, on behalf of the Partnership, the Investment Management Agreement, pursuant to which the Investment Manager will, on behalf of the Partnership, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing, and marketing services.

(d) Reliance by Third Parties.  No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the GP in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the GP, or in accepting any instrument signed by the GP, in the name and behalf of the Partnership or the GP.

6.2 Limitations on the Exercise of Powers of GP.

The GP shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the GP shall be subject to the following in the administration of the Partnership’s business and affairs:

(a) Sales and Leases of Investments from or to the GP and its Aff|filiates.  The Partnership shall neither purchase nor sell Investments, nor sell nor lease Capital Assets, to or from the GP or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (a), the Partnership may purchase Affiliated Investments if:

(i) the GP determines that making the Affiliated Investment is in the best interests of the Partnership;

(ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the GP or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the GP and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the GP or its Affiliate and the time it is acquired by the Partnership;

(iv) neither the GP nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

(v) at the time the Affiliated Investment is transferred to the Partnership, the GP or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purposes related to the business of the Partnership.

(b) Loans to or from the GP and its Aff|filiates.  No loans shall be made by the Partnership to the GP or any of its Affiliates. The GP or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a “Partnership Loan”) in accordance with this subsection (b). The terms of any Partnership Loan permitted to be made shall include the following:

(i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the GP or its Affiliate in connection with the borrowing (in the event that the GP or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan) or (B) the rate of interest that would be charged to the Partnership (without reference to the GP’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the GP nor an Affiliate borrowed money to make such Partnership Loan);

(ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

(iii) neither the GP nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the GP or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the GP or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

If the GP or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the GP or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Investments and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the GP or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the GP or such Affiliate (to the extent possible), without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(c) No Exchange of Interests for Investments.  The Partnership shall not acquire any Investments in exchange for Interests.

(d) Joint Venture Investments.  The Partnership may make Investments in Joint Ventures, provided that:

(i) the GP shall have determined that:

(A) such Investment is in the best interests of the Partnership; and

(B) such Investment shall not result in duplicate fees to the GP or any of its Affiliates;

(ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and any Joint Venture must own specific Investments; and

(iii) in the case of any Joint Venture with any Fund, all of the following conditions are met:

(A) all Funds, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B) the Joint Venture is done either for the purpose of effecting appropriate diversification for such Funds or for the purpose of relieving the GP from a commitment entered into pursuant to Section 6.2(a);

(C) the compensation payable to the GP or any of its Affiliates by the Partnership and by each other Fund shall be substantially identical; and

(D) the Partnership shall have a right of first refusal with respect to the purchase of any Investment held by the Joint Venture if the other joint owner decides to sell its interest.

(e) Sale of All or Substantially All Assets;  Dissolution. During the Operating Period, the GP may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

(f) No Investments in Other Funds.  The Partnership shall not invest in any other Fund; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(g) Exclusive Right to Sell Partnership Investments.  The Partnership shall not give the GP or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Investments for the Partnership.

6.3 Limitation on Liability of the GP and Its Affiliates; Indemnification.

(a) Except in the case of negligence or misconduct, neither the GP nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Partnership shall be liable, responsible or accountable in damages or otherwise to the Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(i) Notwithstanding subsection (a), above, the GP and its Affiliates (when acting within the scope of authority of the GP) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4 Compensation of the GP and Its Affiliates.

Neither the GP nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Partner as an investment adviser as an inducement to the Person to advise the potential Partner about the Partnership (but this does not prohibit the payment of Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the GP nor may the GP or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a) Allocations and Distributions.  The GP shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Interests it holds.

(b) Underwriting Fees.  Fees in the amount equal to $30.00 per Interest sold (“Underwriting Fees”) shall be paid by the Partnership to the Dealer-Manager, which is an Affiliate of the GP; provided, however, that such Underwriting Fees shall not be payable with respect to any Interests sold pursuant to the DRIP Plan.

(c) Sales Commissions.  Commissions in the amount of up to $70.00 per Interest sold (“Sales Commissions”) shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer in respect of the Interests sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Interests sold to Affiliated Partners or with respect to Interests sold pursuant to the DRIP Plan.

(d) Due Diligence Expenses.  Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering may, in the GP’s sole discretion, be reimbursed by the Partnership to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall be included in the amount of the aggregate amount of Organizational and Offering Expenses otherwise payable by the Partnership to the GP pursuant to Section 6.4(e) of this Agreement.

(e) Organizational and Offering Expenses.  The Partnership shall reimburse the GP or its Affiliates, on an accountable basis, for the actual Organizational and Offering Expenses incurred by the GP or its Affiliates in connection with the Partnership’s organization and the Offering. The aggregate amount of the O&O Expense Allowance will be paid on an accountable basis and, therefore, the total amount will not exceed the lesser of 1.44% of the Gross Offering Proceeds and the actual fees and expenses incurred by the GP and its Affiliates in connection with the Partnership’s organization and the Offering. The GP shall bear any Organizational and Offering Expenses incurred by the GP or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the foregoing limitation.

(f) Acquisition Fees.  Once the Partnership has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Partnership shall pay the Investment Manager or its Affiliates, for services rendered in connection with making the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 2.5% of the Purchase Price paid by the Partnership for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

(i) the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds;

The formula in clause (i), is illustrated as follows:

(A)	No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments.
(B)	50% Indebtedness — 50% × .0625% = 3.125% 80% — 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.
(C)	80% Indebtedness — 80% × .0625% = 5% 80% — 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(ii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, that, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds. If the Partnership purchases an Investment from the GP or one of its Affiliates pursuant to Section 6.2(a) for a Purchase Price that includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof; and

(iii) notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Acquisition Fees with respect to any Investments made during the Liquidation Period.

(g) Management Fees.  Each month, the Partnership shall pay to the Investment Manager Management Fees attributable to the Gross Revenues of the Partnership during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Partners in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Partnership has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Liquidation Period.

(h) Other Partnership Expenses.

(i) Except as otherwise provided in this Section 6.4(h), expenses of the Partnership, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Partnership.

(ii) Subject to clause (iii) of this Section 6.4(h), the GP and any of its Affiliates may be reimbursed for Operating Expenses that are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the GP and/or Investment Manager, to the prudent operation of the Partnership; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the GP or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

(iii) Neither the GP nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the GP or of any such Affiliate;
(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

6.5 Other Interests of the GP and Its Affiliates.

The GP shall be required to devote only such time to the affairs of the Partnership as the GP shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The GP and its Affiliates are engaged directly and indirectly in the business of making Investments for their own respective accounts as well as for other Funds. The GP or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Partnership’s and which may be in a position to acquire the same Investments at the same time as the Partnership. Neither the GP nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, and the GP and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Partnership funds), or to recommend to any Affiliate of the GP (including the Partnership), any particular investment opportunity. The GP and its Affiliates are not prohibited from making Investments on its or their own behalf or on behalf of the Funds. The GP and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Fund (including the Partnership), any particular investment opportunity after considering the factors in the following paragraph. If the aggregate amount of Investments available from time to time to the Partnership and to other Funds is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the GP will take into account the time period the particular Fund has been seeking Investments. In allocating Investments among Funds, the GP and its Affiliates will take into consideration:

(a) whether the required cash needed for the Investment is greater than the cash available for investment by the Funds;

(b) whether the amount of debt to be incurred or assumed is above levels believed to be acceptable for the Funds;

(c) whether the Investment is appropriate for the Funds’ objectives, which include seeking to avoid concentration of exposure to any one class or type of Capital Asset, lessee or geographic location;

(d) whether the credit quality of the borrower, lessee or other counterparty satisfies the Funds’ objectives, which include maintaining high-quality portfolios with creditworthy borrowers, lessees or other counterparties while avoiding concentrations of exposure to any individual borrower, lessee or other counterparty;

(e) whether the remaining term of the Investment extends beyond the date by which the Funds will end;

(f) whether the available cash flow of the Funds is sufficient to purchase the Investment;

(g) whether the structure of the proposed Investment, particularly with respect to the end-of-loan or lease options governing the Capital Assets, provides the opportunity to obtain the residual values needed to meet the Funds’ total return objectives for their Investments; and

(h) whether the transaction complies with the terms of this Agreement or the Funds’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the GP and Funds, on the one hand, and the Partnership, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Partnership and other Funds.

If conflicts arise between the Partnership and one or more other Funds, which may be seeking to realize on similar investments at the same time, the first opportunity to realize on such investments shall generally be allocated by the GP or its Affiliates to the Fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the GP or its Affiliates, in their discretion, may make exceptions to this general policy where an investment is subject to remarketing commitments which provide otherwise or in cases in which, in the GP’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Fund, including the Partnership.

Section 7. Powers and Liabilities of Partners.

7.1 Absence of Control Over Partnership Business.

The Partners hereby consent to the exercise by the GP of the powers conferred upon the GP by this Agreement. No Partner shall participate in or have any control over the Partnership’s business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the GP, and then only in its capacity as the GP). No Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Partner’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2 Limited Liability.

The liability of each limited partner in such capacity shall be limited to the amount of such limited partner’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Interests purchased by such limited partner, no limited partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership. No limited partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8. Distributions and Allocations.

8.1 Distributions of Cash.

(a) The GP shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners. Until the end of the Operating Period, the GP intends to distribute, to the extent available, cash to the Partners in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the GP, multiplied by the Partners’ aggregate Capital Contributions as such Capital Contributions are reduced by any portion thereof which has been (A) returned to Partners pursuant to Section 8.6 or (B) received by Partners in connection with a repurchase by the Partnership of Partners’ Interests pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period). For purposes of computing the monthly cash distributions under this paragraph, the GP will only take into consideration its interest obtained with respect to any Interests it owns.

(b) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the GP and 99% to the Partners (including the GP but only with respect to any Interests it owns). After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the GP and 90% to the Partners (including the GP but only with respect to any Interests it owns).

(c) Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d) Partners who make Capital Contributions to the Partnership prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Partners on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.0% of the Partner’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Partner’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of days the Partner’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 365.

(e) For purposes of determining the amount described in Section 8.1(a) that the GP intends, if available, to distribute on a monthly basis and the amount of the special distribution described in Section 8.1(d), the Capital Contribution of a Partner who, pursuant to Section 5.2(d), purchased Interests from the Partnership at a price of less than $1,000.00 per Interest shall be deemed to be $1,000.00 per Interest with respect to such Interests and not net of selling commissions and other expenses.

8.2 Allocations of Profits and Losses.

(a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

(b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

(c) Except as otherwise provided below generally, and specifically in Section 8.2(f), Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i) first, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(d) Except as otherwise provided below generally, and specifically in Section 8.2(f) and 8.4(b), Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:

(i) first, the greater of (A) 1% or (B) the excess of the distributions made to the GP (other than with respect to any Interests it owns) pursuant to the first sentence of Section 8.1(b) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the GP, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the GP pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the GP and the balance to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(e) Except as otherwise provided below generally, and specifically in Section 8.2(f), Losses for any Fiscal Period shall be allocated as follows:

(i) first, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns) until the cumulative amount of Losses allocated pursuant to this 8.2(e)(i) to those who are then Partners equals the cumulative Profits previously allocated to such Partners (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and

(ii) thereafter, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns);

provided, however, that if and to the extent that an allocation of Losses to any Partner (other than the GP) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Partner (other than the GP) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the GP. With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(f) Special Allocations.  The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

(i) Minimum Gain Charge-Back.  Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii) Partnership Nonrecourse Deductions.  Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 1% to the GP and 99% to the other Partners, including the GP with respect to any Interests it owns.

(iii) Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the Loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv) Qualified Income Offset.  If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.

(v) Special Allocations of Gross Income.  During the Liquidation Period, there shall be a special allocation of Gross Income to the Partners (including the GP regardless of its Interests) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Partners are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Article 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.

(vi) Curative Allocations.  The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred. If the GP determines, after consultation with counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) (a “misallocated item”), then the GP may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii) Special Allocation of State, Local and Foreign Taxes.  Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

(viii) Transactions with the Partnership.  If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

(ix) Fees and Commissions Paid to the GP.  It is the intent of the Partnership that any amount paid or deemed paid to the GP as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Partner not acting in his capacity as a Partner pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the GP and not a guaranteed payment or a payment to a Partner not acting in his capacity as a Partner, the GP shall be allocated an amount of Partnership gross ordinary income equal to such payment.

(x) Syndication Expenses.  Syndication Expenses attributable to the Sales Commissions and Underwriting Fees paid on the Partnership’s sale of any Interest shall be specially allocated to the Partner who purchased such Interest; and all other Syndication Expenses shall be allocated to the Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions and Underwriting Fees) allocated with respect to each Interest are the same. If the GP determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the GP may allocate a portion of Net Profits or Net Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Partners.

(xi) Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution.  Gross Income shall be specially allocated to those Partners who received the one-time special distribution described in Section 8.1(d), to be allocated among such Partners in proportion to and to the extent of the amount of their respective special distributions.

(xii) Solely for purposes of determining a GP’s or Interest holder’s proportionate share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners’ interests in Partnership profits are as follows: 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns).

(xiii) To the extent permitted by Regulations Section 1.704-2(h)(3), the GP shall endeavor to treat distributions of Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner that is not a General Partner.

8.3 Tax Allocations; Code Section 704(c); Revaluations.

(a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4 Distributions and Allocations Between and Among the Partners.

(a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period to the Partners (including the GP with respect to any Interests it owns but as distinct from distributions, and Profits and Losses allocated, to the GP as GP) shall be distributed or allocated, as the case may be, among the Partners in proportion to their respective number of Interests. Each distribution of cash shall be made to the Partners or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the GP determines at any time that the sum of the monthly distributions made to any such Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Partner’s share of the total distributions made or to be made by the Partnership for such Fiscal Year, the GP shall, as soon as practicable, make a supplemental distribution to such Partner, or withhold from a subsequent distribution that otherwise would be payable to such Partner, such amount as shall cause the total distributions to such Partner for such Fiscal Year to be the proper amount.

(b) Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Partners, beginning with the first Fiscal Year of the Partnership, Profits and Losses allocated to the Partners (as distinct from Profits and Losses allocated to the GP as GP) pursuant to Sections 8.2(c), 8.2(d), or 8.2(e) shall be allocated among the Partners so as to equalize, as soon as practicable, the ratio of each Partner’s Capital Account balance, as increased by the amounts for such Partner described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account, to the number of Interests held by such Partner. If there are not sufficient Profits or Losses so allocated to the Partners for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Partners in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the GP with respect to any Interests it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the GP with respect to its Interests shall be applied. Allocations under this Section 8.4(b) shall continue until such ratio for each Partner equals such ratio for every other Partner.

(c) In connection with any Fiscal Year in which any Partners (other than the GP) are admitted to the Partnership or, with respect to clause (ii), have Interests repurchased by the Partnership, Profits and Losses or items thereof shall be allocated, and distributions made, among such Partners as follows:

(i) the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.

(ii) for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the GP using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Partner is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Partner pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Partners in proportion to the amounts allocated to them pursuant to said Section.

(iii) all monthly distributions made to such Partners pursuant to Section 8.1(b) shall be distributed among the Partners in the ratio that the number of Interests held by each Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Interests were held by such Partner bears to the sum of that calculation for all Partners (other than the GP).

(d) In the event of a transfer of an Interest during a Fiscal Year in accordance with Section 10, except to the extent the Treasury Regulations or applicable IRS guidance requires a different allocation, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Interests. Monthly distributions made by the Partnership in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the GP shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the GP to obtain the Consent of the Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Partner.

8.6 Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Partners, pro rata based upon their respective number of Interests, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Partners on a pro rata basis, as a return of capital.

8.7 Partners’ Return of Investment in the Partnership.

Each Partner shall look solely to the assets of the Partnership for the return of his or her Capital Contribution and for any other distributions with respect to his or her Interests. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of the GP or any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

8.9 Partnership Entitled to Withhold.

The Partnership shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner’s participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the GP, which demand shall be made only if the GP determines that such Partner is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the GP shall have received an opinion of counsel or other evidence, satisfactory to the GP, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. Withdrawal of the GP.

9.1 Voluntary Withdrawal.

The GP may not voluntarily withdraw as a GP from the Partnership unless (a) the Partners have received written notice of the GP’s intention to withdraw 60 days in advance, (b) the Partnership shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute GP shall have been selected and such Substitute GP shall have (i) expressed a willingness to be admitted to the Partnership, (ii) received the specific written Consent of the Majority Interest to such admission and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2 Involuntary Withdrawal.

The GP shall be deemed to have involuntarily withdrawn as a GP from the Partnership upon the removal of the GP pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 9.2 and Section 13, neither the GP nor any of its Affiliates will participate in any vote by the Partners to (a) involuntarily remove the GP or (b) cancel any management or service contract or agreement with the GP or any such Affiliate.

9.3 Consequences of Withdrawal.

(a) Upon the voluntary withdrawal of the GP in accordance with Section 9.1, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) an amount equal to the positive balance, if any, in the GP’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of withdrawal and any unrealized gains and losses inherent in the Partnership’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Partnership then held by the GP, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP, (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the GP, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the GP, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the GP has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Partners (other than the GP) over the capital previously contributed by the GP.

(b) Upon the Involuntary Withdrawal of the GP in accordance with Section 9.2, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) the fair market value of its interest in the income, losses, distributions and capital of the Partnership as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP; and (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated.

(c) For purposes of this Section 9.3, the fair market value of the withdrawn GP’s interest in the income, losses, distributions and capital of the Partnership shall be determined, in good faith, by such GP and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn GP and one by the Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn GP’s Interests within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn GP and the Partnership.

(d) The method of payment to the GP upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn GP otherwise would have received under Agreement had the GP not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4 Continuation of Partnership Business.

In the event that the GP withdraws from the Partnership, the GP, or its estate, successors or legal representatives, shall deliver to the Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute GP, such Substitute GP shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute GP shall have been so admitted to the Partnership within 90 days following the date of the GP’s Withdrawal, then the Partnership shall be dissolved.

Section 10. Transfer of Units.

10.1 Withdrawal of a Non-GP Partner.

A Partner (other than the GP) may withdraw from the Partnership only by Assigning or having all of his or her Interests redeemed or repurchased in accordance with this Section 10. The withdrawal of a Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any such Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Partner shall be deemed to be the Assignee of the Interests of such Partner and may become a Substitute Partner upon compliance with the provisions of Section 10.3.

10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Partner (other than the GP) may Assign all or any portion of the Interests owned by such Partner to any Person (the “Assignee”); provided, that

(i)	such Partner and such Assignee shall each execute a written Assignment instrument, which shall:
(A)	set forth the terms of such Assignment;
(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;
(C)	include a representation by both such Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(D)	otherwise be satisfactory in form and substance to the GP.

(b) Notwithstanding the foregoing, unless the GP shall specifically consent, no Interests may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);
(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes; provided, however, that the Partnership may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes;
(iii)	to any Person if such Assignment would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;
(v)	if such Assignment would result in the transfer of less than five (5) Interests (unless such Assignment is of all of the Interests owned by such Partner);
(vi)	if such Assignment would result in the retention by such Partner of less than five (5) Interests;
(vii)	if, in the reasonable belief of the GP, such Assignment might violate applicable law;
(viii)	if, in the determination of the GP, such Assignment would not be in the best interest of the Partnership and its Partners; or
(ix)	if such transfer would cause the Interests to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Interests in violation of this Section 10.2(b) shall be null and void ab initio.

(c) No transfer, Assignment or repurchase of Interests shall be made, and the GP shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Partnership being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the GP shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), an Assignment of Interests (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The GP may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Partners agree to provide all information respecting Assignments which the GP deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Partner hereby consents and agrees to any decision made by the GP, in good faith, to deny a proposed Assignment of Interests hereunder. In no event shall the Partnership recognize, for any purpose whatsoever, transfers in any taxable year, other than those that the GP concludes in good faith are described in Treas. Reg. Sections 1.7704-1(e)(1)(i)-(vii), 1.7704-1(e)(1)(ix), or 1.7704-1(g), to the extent such transfers in the aggregate exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

(d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3 Substitution.

(a) An Assignee shall be admitted to the Partnership as a Substitute Partner only if:

(i)	the GP has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and
(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the GP reasonably may require to determine compliance with this Section 10.

(b) An Assignee who does not become a Substitute Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Interests shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Partner desiring to make an Assignment of Interests. Failure or refusal of the GP to admit an Assignee as a Substitute Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4 Status of an Assigning Partner.

Any Partner that shall Assign all of his or her Interests to an Assignee who becomes a Substitute Partner shall cease to be a Partner and shall no longer have any of the rights or privileges of a Partner.

10.5 Limited Right to Request the Repurchase of Interests.

(a) Commencing with the one-year anniversary of the admission of the Partner to the Partnership, such Partner (other than the GP or an Affiliated Partner) may request that the Partnership repurchase, and, subject to the availability of funds, in accordance with the Partnership’s Interest Repurchase Plan and this Section 10.5, such Partner’s Interests. The Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.5 that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix), or 1.7704-1(g)) including Interests repurchased pursuant to Section 10.6(a), exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k). With the prior Consent of the GP, the Partnership shall repurchase, for cash, up to 100% of the Interests of such Partner, at the Applicable Repurchase Price. The Partnership shall be under no obligation to repurchase Interests of a Partner and shall do so only in the sole and absolute discretion of the GP. In this regard, the GP may take into consideration the time of year during which a repurchase request is made and the effect such a repurchase would have on the 2% limit (described above).

(b) No reserves shall be established by the Partnership for the repurchase of Interests. Funding of the Interest Repurchase Plan will be limited to the lower of (i) the amount of net proceeds the Partnership receives from the sale of Interests under the DRIP Plan and (ii) 2% of the amount of the Net Offering Proceeds. The availability of funds for the repurchase of any Interest shall also be subject to the availability of sufficient Cash Flow. Furthermore, Interests may be repurchased only if such repurchase would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or of its federal income tax status as a partnership.

(c) A Partner desiring to have a portion or all of his Interests repurchased shall submit a request in form and substance satisfactory to the Partnership in accordance with the Interest Repurchase Plan. Requests may be withdrawn by the Partner at any time.

(d) In the event that the GP receives requests for the Partnership to repurchase more Interests than there are funds sufficient to repurchase, the GP shall repurchase such Interests on a pro rata basis from all Partners who shall so request repurchase in accordance with the Interest Repurchase Plan.

(e) In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.

(f) The Partnership has sole discretion with respect to termination, amendment or suspension of the Interest Repurchase Plan.

(g) Any Interests acquired (whether by repurchase, redemption or otherwise) by the Partnership pursuant to this Section 10.5 or any other Section of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

10.6 Repurchase of Interests from Foreign Partners.

(a) The Partnership shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Interests of any Partner, at the Applicable Repurchase Price, if such Partner becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Partnership concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Partnership’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase, and provided further that the Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.6(a) that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix) or 1.7704-1(g)), including Interests repurchased pursuant to Section 10.5, exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

(b) In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.

Section 11. Dissolution and Winding-Up.

11.1 Events Causing Dissolution.

The Partnership shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a) the withdrawal of the GP, unless a Substitute GP shall have been admitted to the Partnership in accordance with Section 9.5 of this Agreement; or

(b) the voluntary dissolution of the Partnership (i) by the GP with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the GP; or

(c) the Sale of all or substantially all of the Investments of the Partnership; or

(d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

(e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

(f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

11.2 Winding-Up of the Partnership; Capital Contribution by the GP Upon Dissolution.

(a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

(i)	the GP (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the GP herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the GP (or such other Person effecting the winding up) to effectuate an orderly winding-up;
(ii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;
(iii)	in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the GP shall have a deficit balance in its Capital Account, the GP shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of the lesser of (i) $2,000,000 or (ii) 1.01% of the total Capital Contributions of the Partners (other than the GP) over (iii) the capital previously contributed by the GP (for this purpose, any payments made by the GP as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the GP at the time of dissolution of the Partnership and any amounts due and unpaid to the GP on, under or with respect to any Partnership Loans at the time of such dissolution may, at the election of the GP, be deemed to be Capital Contributions by the GP to the Partnership and, in such case, any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);
(iv)	the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and
(v)	the GP (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

(b) If the winding-up of the Partnership is effected by the GP, the GP shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

(a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

(b) next, to the setting up of any Reserve that the GP (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the GP (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the GP (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

(c) next, to the payment of all obligations to the Partners in proportion to, and to the extent of advances made by, each Partner pursuant to the provisions of this Agreement;

(d) next, to the payment of all reimbursements to which the GP or any of its Affiliates may be entitled pursuant to this Agreement; and

(e) thereafter, to the Partners, within the time period specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to this Section 11 to the GP and Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii), if any GP’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such GP shall contribute to the capital of the Partnership the amounts required under this Agreement and the Delaware Act. If any Partner who is not a GP has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

In the discretion of the GP, a pro rata portion of the distributions that would otherwise be made to the GP and Partners pursuant to this Section 11 may be:

(a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the GP arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the GP, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 11.3 hereof; or

(b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

11.5 Deemed Contribution and Distribution.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all Partnership Property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 12. Fiscal Matters and Reports.

12.1 Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the GP, and withdrawals therefrom shall be made upon the signature of the GP or such Person or Persons as shall be designated in writing by the GP. Except in connection with Joint Ventures, the funds of the Partnership shall not be commingled with the funds of any other Person.

12.2 Maintenance of and Access to Basic Partnership Documents.

(a) The GP shall maintain at the Partnership’s principal office, the following documents:

(i)	the Partnership List;
(ii)	a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Limited Partnership or any such amendment has been executed;
(iii)	copies of this Agreement and any amendments hereto, including the Repurchase Plan;
(iv)	copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for such Fiscal Year, together with the report of the Partnership’s independent auditors with respect thereto;
(v)	copies of the Partnership’s federal, State and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Partnership; and
(vii)	investor suitability records for Interests sold by any Affiliate of the GP for a period of six years.

(b) Each Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Partnership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Partner, during normal business hours upon reasonable advance written notice to the GP, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Partner or his or her representative will wish to examine or copy or both.

(c) In addition, the GP shall mail a copy of the Partnership List to, or as directed by, any Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the GP of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Partner shall certify to the Partnership that the Partner is not requesting the Partnership List for the purpose of (i) providing the Partnership List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (ii) selling the Partnership List, (iii) using the Partnership List for a commercial purpose unrelated to the Interests, or (iv) using the Partnership List for an unlawful purpose.

(d) If the GP refuses or neglects to (i) permit a Partner or his or her representative to examine the Partnership List at the office of the Partnership during normal business hours and with reasonable advance written notice to the GP or (ii) produce and mail a copy of the Partnership List within ten (10) business days after receipt of the applicable Partner’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the GP shall be liable to such Partner who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Partner to compel production of the Partnership List, and for the actual damages (if any) suffered by such Partner by reason of such refusal or neglect. It shall be a defense that the requesting Partner (i) has failed to pay the required fee, or (ii) has not provided the GP with the certification called for by Section 12.2(c) hereof, or (iii) the GP, in good faith, believes that the Partner’s purpose in requesting the Partnership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (B) selling the Partnership List, (C) using the Partnership List for a commercial purpose unrelated to the Interests, or (D) using the Partnership List for an unlawful purpose. The remedies provided under this Section 12.2 to Partners requesting copies of the Partnership List are in addition to, and shall not in any way limit, other remedies available to Partners under federal law or any applicable state laws.

12.3 Financial Books and Accounting.

The GP shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4 Fiscal Year.

Except as may otherwise be determined from time to time by the GP (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5 Reports.

(a) Quarterly Reports.  Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the GP shall send, to each Person who was a Partner at any time during such Fiscal Quarter, the following written materials:

(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	a tabular summary, prepared by the GP, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the GP and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates; and
(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter that shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b) Annual Reports.  Not later than 120 days after the end of each Fiscal Year, the GP shall send to each Person who was a Partner at any time during such Fiscal Year the following written materials:

(i)	financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	an analysis, prepared by the GP (which need not be audited by the Partnership’s auditors), of distributions made to the GP and the Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:
(A)	Cash From Operations during such period;
(B)	Cash From Operations during a prior period which had been held as Reserves;
(C)	Cash From Sales;
(D)	Capital Contributions originally used to establish a Reserve;
(iii)	a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of such Fiscal Year, which report shall state:
(A)	the condition of each such Investment, to the knowledge of the GP;

(B)	how such Investment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale), to the knowledge of the GP;
(C)	the remaining term of any Lease to which such Investment is subject;
(D)	the projected or intended use of such Investment during the next following Fiscal Year;
(E)	the method used to determine values set forth therein;
(F)	such other information as may be relevant to the value or use of such Investment as the GP, in good faith, deems appropriate;
(iv)	the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the GP and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:
(A)	In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates;
(B)	In the case of reimbursed costs and expenses, the GP shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership’s portion of such total amounts were allocated between the Partnership and any other Funds in accordance with this Agreement and the respective governing agreements of such other Funds. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the GP and its Affiliates, the cost of whose services were reimbursed; and
(C)	The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Fund by Fund basis and may be reimbursed to the GP and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report; (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6 Tax Returns and Tax Information.

The GP shall:

(a) prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b) deliver to each Partner by March 15 following each Fiscal Year a Schedule K-1 or other statement setting forth such Partner’s share of the Partnership’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the GP in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the GP may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

12.8 Federal Tax Elections.

The Partnership, in the sole and absolute discretion of the GP, may make elections for federal tax purposes as follows:

(a) in case of a transfer of all or some of the Interests of a Partner, the Partnership, in the absolute discretion of the GP, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b) all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the GP in such manner as will, in the opinion of the GP (as advised by counsel or the accountants as the GP deems necessary) be most advantageous to the Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9 Tax Matters Partner.

(a) The GP is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the GP as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Partners.

(b) The Tax Matters Partner shall have the following duties;

(i)	to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Interests owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and
(ii)	to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the GP nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the GP and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d) The Tax Matters Partner is hereby authorized, but not required:

(i)	to enter into any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;
(ii)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;
(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(iv)	to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;
(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and
(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10 Reports to Federal and State Authorities.

The GP shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Partnership Interests for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005, under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the GP’s interest in the Partnership upon issuance of Interests in the Partnership, the Partnership is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such GP’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Partnership and each of its Partners, including the GP, agree to comply with all of the requirements of the safe harbor in connection with interests in the Partnership transferred in connection with the performance of services while the election remains effective, to execute such documentation as the GP reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13. Meetings and Voting Rights of the Partners.

13.1 Meetings of the Partners.

(a) A meeting of the Partners may be called by the GP on its own initiative, and shall be called by the GP following its receipt of written request(s) for a meeting from Partners holding 10% or more of the then outstanding Interests, to act upon any matter on which the Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Partners at such meeting (with which text the GP shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Partners). Within 10 days following the receipt of such a request, the GP shall give Notice to all Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the GP acting on its own initiative may submit for action by Consent of the Partners, in lieu of a meeting, any matter on which the Partners may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Partners holding 10% or more of the outstanding Interests).

(b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Partners either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the GP upon the request of the Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the GP on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Partner at his or her record address, or at such other address as he or she may have furnished in writing to the GP for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the GP shall determine to be reasonable and convenient to the Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Partners need be given to any Partner who attends in person or is represented by proxy (except when a Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

(c) For the purpose of determining the Partners entitled to vote on any matter submitted to the Partners at any meeting of such Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the GP or the Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(d) Any Partner may authorize any Person or Persons to act for such Partner by proxy in respect of all matters as to which such Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Partners. Every proxy must be signed by a Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

(e) At each meeting of the Partners, the Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Partners.

Subject to Section 13.3, the Partners (other than the GP), acting by Consent of the Majority Interest, may take the following actions without the concurrence of the GP:

(a) amend this Agreement, other than (1) in any manner to allow the Partners to take part in the control or management of the Partnership’s business, and (2) without the specific Consent of the GP, to alter the rights, powers and duties of the GP as set forth in this Agreement;

(b) dissolve the Partnership;

(c) remove the GP and elect one or more Substitute GPs; and

(d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Interests owned by the GP and its Affiliates, the GP and its Affiliates may not vote on matters submitted to the Partners regarding the removal of the GP and its Affiliates or regarding any transaction between the Partnership and the GP and its Affiliates. In determining the requisite percentage of Interests necessary to approve a matter on which the GP and its Affiliates may not vote or consent, any Interests owned by the GP and its Affiliates shall not be included.

13.3 Limitations on Action by the Partners.

The rights of the Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Partner to liability as a GP under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own any assets or (b) to contract away the fiduciary duty owed to such Partner by the GP and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Interests propose counsel for this purpose.

Section 14. Amendments.

14.1 Amendments by the GP.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the GP without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Partners, including, without limitation:

(a) to add to the representations, duties or obligations of the GP or to surrender any right or power granted to the GP herein;

(b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c) to preserve the status of the Partnership as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

(d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e) to permit the Interests to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f) if the Partnership is advised by counsel, by the Partnership’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g) to change the name of the Partnership or the location of its principal office.

14.2 Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the GP pursuant to Section 14.1, the GP may propose to the Partners, in writing, any other amendment to this Agreement. The GP may include in any such submission a statement of the purpose for the proposed amendment and of the GP’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Partner or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Interests owned) any Partner’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby.

Section 15. Power of Attorney.

15.1 Appointment of Attorney-in-Fact.

By their subscription for Interests and their admission as Partners hereunder, Partners make, constitute and appoint the GP, each authorized officer of the GP and each Person who shall thereafter become a Substitute GP during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute GP and any Substitute Partner);

(b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Partner voted in favor of or otherwise consented to such action;

(c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the GP deems necessary or advisable;

(d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

(e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Partner if such action could in any way increase the liability of such Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Partner under Section 8, unless (in either case) such Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2 Amendments to Agreement and Certificate of Limited Partnership.

(a) Each Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i)	any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;
(ii)	Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and
(iii)	any Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Partner”), then each non-consenting Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Partner, and in his name, place and stead, any and all documents, certificates and instruments that the GP may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership’s business and affairs.

(b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Partner shall be signed by the GP and by or on behalf of the Substitute Partner. Any amendment reflecting the withdrawal or removal of the GP and the admission of any Substitute GP of the Partnership upon the withdrawal of the GP need be signed only by such Substitute GP.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Partner:

(a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Partner;

(b) may be exercised for such Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Partners, including such Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c) shall survive the Assignment by any Partner of all or less than all of such Partner’s Interests, provided that, if any Assignee of all of a Partner’s Interests shall have furnished to the GP a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Partner shall have been approved by the GP, this power of attorney shall survive such Assignment with respect to the assignor Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Partner.

Section 16. General Provisions.

16.1 Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership or the GP, at the principal office of the Partnership, to:

ICON ECI Fund Fifteen, L.P.
c/o ICON GP 15, LLC
3 Park Avenue, 36th Floor
New York, NY 10016
Attention: General Counsel
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b) If to any Partner, at the address set forth in Schedule A hereto opposite such Partner’s name, or to such other address as may be designated for the purpose by Notice from such Partner given in the manner hereby specified.

16.2 Further Assurances.

The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4 Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

16.5 Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6 Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7 Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9 Creditors.

No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Interests of a Partner as provided herein above.

16.10 Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11 Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the GP may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the GP and not any such assignee shall remain solely liable for its obligations hereunder.

16.12 Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. Definitions.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person that are attributable to selection and making of Investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments and other tangible or intangible personal property not acquired, fees payable to finders and brokers that are not Affiliates of the GP, accounting fees and expenses, costs of each Investment (including the negotiation of Investment Documents, and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses, however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and making of any Investment, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the GP, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Interests, or the GP’s interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the

Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means the official or agency administering the securities laws of a state.

“Aff|filiate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or general partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or general partner, any other Person for which such Person acts in such capacity. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Aff|filiated Investment” means any Investment in which the GP, any of its Affiliates or any Fund either has or in the past has had an interest, but excluding any Joint Venture.

“Aff|filiated Partner” means any officer, employee or securities representative of the GP or any Affiliate of the GP or of any Selling Dealer who is admitted as a Partner at a Closing.

“Agreement” means this Limited Partnership Agreement, as the same may hereafter be amended, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Repurchase Price” means, with respect to any Interest, the following amount: (a) during the offering period, a price equal to (i) 83.68% of the amount of capital contributed to Fund Fifteen by the limited partner that purchased the Interests (or 90.68% of the amount of capital contributed to Fund Fifteen by the limited partner that purchased the Interests under the DRIP Plan), minus (ii) the total amount of cash distributions received with respect to such Interests by all holders of such Interests during such period and (b) during the operating period, a price equal to (i) the NAV per Interest (at the time of payment) as determined from our most recent financial statements, minus (ii) the total amount of cash distributions received with respect to such Interests by all holders of such Interests during such period. Interests will not be repurchased during the liquidation period.

“Assignee” means any Person to whom any Interests have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Interests, the offer, sale, assignment, transfer, gift or other disposition of, such Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Partner pursuant to Section 5.4 of this Agreement.

“Capital Asset” means the Capital Assets described in Section 3.2, including, but not limited to, rights relating to Capital Assets (including residual rights) and related property, real or personal, in which the Partnership has acquired a direct or indirect interest, including pursuant to secured loans, or in which the Partnership has invested directly, and shall also be deemed to include other tangible and intangible real or personal property which at any time is held as collateral, owned in fee simple or subject to a lease.

“Capital Contributions” means (a) as to the GP, its initial $1.00 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the GP, (b) as to the Initial Partner, its initial $1,000.00 contribution to the capital of the Partnership, which contribution shall be returned to the Initial Partner upon the admission of additional Partners to the Partnership and (c) as to any other Partner, the gross amount of initial investment in the Partnership actually paid by such Partner for Interests, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

Although the Partnership does not foresee any Partners making non-cash capital contributions, a Partner’s capital contributions includes the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means gross cash proceeds from Partnership operations, without deduction for depreciation or other similar allowances, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an Investment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the GP), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the GP and (d) all assets and expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for an Investment sold, the Partnership receives purchase money obligations secured by liens on such Investment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Closing” means the admission of Partners to the Partnership in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Partner shall be admitted to the Partnership, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the GP or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the GP or any such Affiliate, or any Person having the power to direct or cause the direction of the GP or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Dealer-Manager” means ICON Securities Corp. d/b/a ICON Investments, an Affiliate of the GP, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Partnership and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. §17-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distribution Reinvestment Plan” or “DRIP Plan” means a plan adopted by the Partnership to allow Partners and members of affiliated Funds to purchase additional Interests with distributions received from the Partnership and/or certain Affiliates of the Partnership or such other affiliated Funds.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the GP with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Partners as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means UMB Bank, N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the GP to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Partnership, the GP, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Partner (other than a Substitute Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Cash Distributions” means, with respect to the Partners, distributions made to such Partners by the Partnership during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of such Partners’ Capital Contributions (as such Capital Contributions are reduced by any amounts of uninvested Capital Contributions distributed to such Partners pursuant to Section 8.6, by any amounts paid to such Partners for the repurchase of such Partners’ Interests pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on such Partners’ Capital Contributions) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the GP within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 12.4 of this Agreement or any portion of the annual accounting period for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss, or deduction pursuant to Section 8.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and all other similar fees however designated.

“Fund” means, in addition to the Partnership, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the GP or any of its Affiliates for the primary purpose of investment in and the operation of or gain from Investments.

“GP” means ICON GP 15, LLC, a Delaware limited liability company, and it successors and any Person who subsequently becomes an additional or Substitute GP duly admitted to the Partnership in accordance with this Agreement, in such Person’s capacity as a GP of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted federal income tax basis, except that:

(a)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution as determined by the contributing Partner and the GP;
(b)	the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners’ Capital Accounts are adjusted pursuant to Section 5.4(i) hereof;
(c)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
(d)	to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
(e)	if on the date of contribution of an asset or a revaluation of an asset in accordance with (b) — (d) above, the adjusted tax basis of such asset differs from its gross fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Partnership’s gross income for federal income tax purposes.

“Gross Interest Price” means $1,000.00 for each whole Interest purchased by a Partner; provided, however, that for Partners who purchase Interests from a broker who does not charge a Sales Commission, the Gross Interest Price is $930.00 per Interest and provided further, that for Partners who purchase Interests pursuant to the DRIP Plan, the Gross Interest Price is $900.00 per Interest.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Partners other than the GP and the Initial Partner in the Offering.

“Gross Revenues” means revenue or income that is expected to be received directly or indirectly from any and all sources with respect to an Investment.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” as the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Partnership on which Partners holding in the aggregate Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Partnership.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Partner’s Capital Contributions as determined by the GP, in the GP’s sole discretion.

“Interest” means a limited partnership interest in the Partnership.

“Investment Committee” means a committee established by the Investment Manager to set Investment review policies and procedures, and approve significant Investments and Investments that differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Investment Manager.

“Investment Documents” means all agreements, certificates, notices, instruments, amendments and other documents related to an Investment.

“Investment Management Agreement” means that agreement between the Partnership and the Investment Manager governing the services to be provided by the Investment Manager, as amended from time to time.

“Investment Manager” means ICON Capital, LLC (formerly, ICON Capital Corp.), an Affiliate of the GP or its successor pursuant to the Investment Management Agreement.

“Investments” means, collectively, the Partnership’s portfolio, from time to time, of investments in or collateralized by Capital Assets, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise, working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the GP, the removal or involuntary withdrawal of the GP from the Partnership pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Fund or with any non-Affiliated Person to make Investments.

“Lender” means any Person that directly or indirectly lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the Partnership’s Gross Revenues and/or any of the Partnership’s Capital Assets, and any property securing any such transaction.

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the GP for orderly termination of its operations and affairs and liquidation or disposition of the Partnership’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least twenty-four (24) months beyond the end of the Operating Period, but which could last until the expiration of the term of the Partnership as set forth in Section 4.

“Majority” or “Majority Interest” means Partners owning more than 50% of the aggregate outstanding Interests.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) 3.5% of annual Gross Revenues realized from Investments or (b) an amount up to 7% of annual Gross Revenues realized from Capital Assets owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the Investment Manager and/or any of its Affiliates provides both asset management and additional services relating to the continued and active operation of such Capital Assets, such as ongoing marketing or re-leasing of Capital Assets, hiring or arranging for the hiring of crews or operating personnel for such Capital Assets and similar services).

“Maximum Offering” means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total number of Interests on or before the Final Closing Date registered pursuant to a Registration Statement.

“Minimum Offering” means receipt and acceptance by the Partnership of subscriptions for not less than 1,200 Interests (excluding any Interests in excess of 60 Interests collectively subscribed for by the GP or any Affiliate of the GP).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NAV per Interest” means the value of the Partnership’s assets (estimated market value), less the estimated market value of its liabilities, divided by the number of Interests outstanding as of the date of determination. To estimate the market value of the Partnership’s assets, the Investment Manager (i) will make internal valuations of the fair market value of the Partnership’s assets based upon one or more of the following: (a) recent appraisals of similar assets available for purchase in the market and recent transactions for the purchase or financing of such assets, adjusted for any variances in the assets used for comparison (e.g., useful life, condition, particular specifications, etc.), (b) the current price to purchase new assets, adjusted for any variances in the assets used for comparison (e.g., if not new, adjustments for depreciation and condition, etc.), and (c) a calculation of the present value of the future benefits of owning the assets and (ii) will have all of the Partnership’s assets with a value in excess of $1 million appraised on an annual basis, either by an external appraiser or prepared internally using standard commercial appraisal practice and procedures.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and Organizational and Offering Expenses payable by the Partnership.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“Offering” means the offering of Interests pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the GP or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other Investment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Investments (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance thereof; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Partners, including the costs of printing and mailing to such Person evidences of ownership of Interests and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Partners for investor, tax reporting or other purposes, and reports which the GP deems it to be in the best interests of the Partnership to furnish to the Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment Funds sponsored by the GP or any of its Affiliates, the Partnership’s interest in which shall be liquidated in connection with the Partnership’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Investments; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be ~~extended, by notice to the Partners, at the sole and absolute discretion of the GP for a further period of not more than an additional 36 months~~shortened, or extended for up to three years, each in the sole and absolute discretion of the GP with notice to the Partners.

“Operations” means all operations and activities of the Partnership except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and State securities laws, and subsequently offering and distributing the Interests to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the GP or any of its Affiliates while engaged in organizing the Partnership and registering the Interests.

“Partially Adjusted Capital Account” means, with respect to any Partner (including the GP with respect to that portion of its Capital Account and the adjustments described below attributable to any Interests it owns) for any Fiscal Period, the Capital Account balance of such Partner as of the beginning of such Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 8.2(f) with respect to such Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Partner’s share of Partnership Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Partner’s share of Partner Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i)), and (c) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Partner’s share of Partner Nonrecourse Debt Minimum Gain).

“Partner” means the GP and any Person who is the owner of at least one Interest and who has been admitted to the Partnership as a Partner and any Person who becomes a Substitute Partner in accordance with the terms and conditions set forth in this Agreement, in such Person’s capacity as a Partner of the Partnership.

“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” means ICON ECI Fund Fifteen, L.P., a Delaware limited partnership, and its subsidiaries as the context shall require.

“Partnership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Interests held by, each Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Partnership Loan” has the meaning specified in Section 6.2(b) of this Agreement.

“Partnership Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Partnership Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Payout” means the time when the aggregate amount of cash distributions to the Partners (including the GP, but only with respect to the Interests, if any, it owns) equals the aggregate amount of such Partners’ Capital Contributions plus an amount equal to an eight percent (8.0%) annual cumulative return, compounded daily, on such Capital Contributions, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a return of the Partners’ Capital Contributions. For these purposes: (a) contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month; (b) a Partner who, pursuant to Section 5.2(d), made a Capital Contribution of less than $1,000.00 per Interest purchased from the Partnership shall be treated as having made a Capital Contribution of $1,000.00 per Interest with respect to such Interests; (c) the one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and (d) Capital Contributions and distributions made with respect to, and payments made in redemption of, Interests redeemed pursuant to Sections 10.5 and 10.6 shall not be taken into account. Income earned on escrowed funds and distributed to Partners may be taken into account in determining whether Payout has been achieved.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the GP and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss; (b) any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss; (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); (e) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; and (f) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 8.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, Indebtedness incurred, assumed or to which the Partnership’s Gross Revenues from the Investment are subject and/or the value of the Capital Assets secured by or subject to such Investment, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the GP or any of its Affiliates in making Investments on an arm’s length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the GP or such Affiliate from time to time and within generally accepted accounting principles.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Partners as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Interests on a proper form filed with the Commission under the Securities Act, which registration statement was declared effective by the Commission.

“Repurchase Plan” means the Repurchase Plan described in the Prospectus.

“Reserves” means reserves established by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the aggregate amount of Capital Contributions made (or treated as having been made pursuant to clause (b) of the definition of Payout) by the Partnership’s then-current Partners with respect to its then-outstanding Interests reduced by the amounts distributed that are treated pursuant to the definition of Payout as a return of such Capital Contribution with respect to such Interests.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Interests owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement. “Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of FINRA which has been selected by the Dealer-Manager to offer and sell Interests and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Interests.

“Substitute GP” means any successor to the GP admitted to the Partnership in accordance with Section 9.5 of the Agreement.

“Substitute Partner” means any Assignee of Interests who is admitted to the Partnership as a Partner pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, Organizational and Offering Expenses.

Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The GP is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the GP for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the GP at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Partners (including the GP, but only with respect to the Interests, if any, it owns), in light of all previous distributions to the Partners pursuant to Section 8.1(b), to achieve Payout.

“Voluntary Withdrawal” means, with respect to the GP, the voluntary withdrawal from the Partnership of the GP as the GP of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the GP’s Interests pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the GP, the Voluntary or Involuntary Withdrawal of such GP.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INITIAL PARTNER:	ICON CAPITAL, LLC
By: Michael A. Reisner Co-Chief Executive Officer and Co-President
GP:	ICON GP 15, LLC
By: ICON CAPITAL, LLC, its sole Member By: Michael A. Reisner Co-Chief Executive Officer and Co-President

ICON ECI FUND FIFTEEN, L.P.
3 Park Avenue
36th Floor
New York, New York 10016
(212) 418-4700

CONSENT FORM

THE CONSENT SOLICITION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME,
ON MAY 24, 2017, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED,
THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO
THE EXPIRATION OF THE SOLICITATION PERIOD

YOUR CONSENT IS BEING SOLICITED BY ICON GP 15, LLC, THE GENERAL PARTNER OF ICON ECI FUND FIFTEEN, L.P. (“FUND FIFTEEN”). YOU SHOULD READ THE CONSENT SOLICITATION STATEMENT TO WHICH THIS CONSENT FORM RELATES BEFORE YOU COMPLETE THIS CONSENT FORM. WHEN THIS CONSENT FORM IS PROPERLY EXECUTED, THE INTERESTS REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF A PROPERLY EXECUTED CONSENT FORM IS RETURNED WITHOUT ANY VOTE BEING SPECIFIED, THE INTERESTS REPRESENTED HEREBY WILL BE DEEMED TO HAVE CONSENTED TO THE PARTNERSHIP AGREEMENT AMENDMENT.

If you have any questions, please call Mediant Communications, Inc. (“Mediant”) at (844) 201-2048 or Fund Fifteen’s Investor Relations department at (800) 343-3736.

THE GENERAL PARTNER RECOMMENDS A VOTE “FOR” THE PARTNERSHIP AGREEMENT AMENDMENT.

The undersigned Limited Partner of Fund Fifteen does hereby consent, with respect to all Interests owned by the undersigned, as follows:

To approve the amendment to the Partnership Agreement as described in the Consent Solicitation Statement.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

TO CONSENT, SIMPLY MARK, SIGN AND DATE THIS CONSENT FORM AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE AT (866) 834-5340 OR ONLINE AT WWW.PROXYPUSH.COM/ICON.

PLEASE SIGN AND PRINT YOUR FULL NAME BELOW, EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL ON THE ACCOMPANYING REPLY ENVELOPE (UNLESS YOUR MAILING LABEL NAME IS PRINTED INCORRECTLY).

If your Interests are owned jointly, all holders should sign below. When signed as attorney, personal representative, administrator, trustee or guardian, please provide your full title and the name of the person or trust on whose behalf you are authorized to act. If there is more than one trustee, all should sign. If by a corporation, please sign using the full corporate name by the president or other authorized officer. If by a partnership, please sign using the full partnership name by an authorized person, indicating, where proper, the official position or representative capacity of such person.

IF YOU OWN INTERESTS IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ACCOUNT IN ORDER FOR ALL YOUR INTERESTS TO BE VOTED.

The undersigned Limited Partner(s) hereby acknowledges receipt of the Consent Solicitation Statement dated April 24, 2017.

Dated:	(Signature)
(Print Name — Last, First, Middle Initial)
(Signature — if held jointly)
(Signature — if held jointly)
(Print Name — Last, First, Middle Initial)